UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 11, 2005

Moscow CableCom Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1460	06-0659863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, Suite 1203 New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)
(212) 826-8942
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

[    ]     Written communications pursuant to Rule 425 under the Securities Act (12 C.F.R. 230.425)

[    ]     Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 C.F.R. 240.14a-12)

[    ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[    ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 5.02 of the Form 8-K filed by Moscow CableCom Corp. (the "Company") on January 18, 2005 (the "Form 8-K") is amended to disclose the appointments to the committees of the Board as a result of the appointment of six new members to the Board and the resignation of three former Board members, all in connection with the closing of the $51 million debt and equity financing with Columbus Nova Investments VIII Ltd on January 13, 2005.  The remainder of the Form 8-K is unchanged, except as amended on January 24, 2005 with respect to changes to Item 5.01 Changes in Control of Registrant.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Audit Committee - David R. Van Valkenburg, Chairman, James J. Pinto

Compensation Committee - Andrew Intrater, Chairman, Vladimir A. Serdyuk and James J. Pinto

Compliance Committee - Jay M. Haft, Chairman, Warren Mobley

Nominating Committee - Jay M. Haft, Chairman, Warren Mobley and Ivan Isakov

Executive Committee - Andrew Intrater, Chairman, Vladimir A. Serdyuk, Warren Mobley and Ivan Isakov

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSCOW CABLECOM CORP.
(Registrant)

/s/ Donald Miller-Jones

Name: Donald Miller-Jones
Title:  Chief Financial Officer

Date:  February 1, 2005